SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




         Date of report (Date of earliest event reported) March 8, 1999


                                 Medtronic, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State of Other Jurisdiction of Incorporation)


           1-7707                                        41-0793183
    (Commission File Number)                (I.R.S. Employer Identification No.)


          7000 Central Avenue Northeast
          Minneapolis, Minnesota                                   55432
    (Address of Principal Executive Offices)                     (Zip Code)


                                 (612) 514-4000
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

         On March 8, 1999, Medtronic, Inc. (the "Registrant") acquired all of the outstanding stock of AVECOR Cardiovascular, Inc. ("AVECOR") through a merger of a newly-created subsidiary of the Registrant into AVECOR. Pursuant to the merger the shareholders of AVECOR received 0.17005 shares of the Registrant's Common Stock in exchange for each of the approximately 8.1 million shares of AVECOR Common Stock outstanding at the time of the merger. In addition, holders of options outstanding at the time of the merger to purchase an aggregate of approximately 730,000 shares of AVECOR Common Stock will receive, upon exercise of such options, the same fraction of a share of the Registrant's Common Stock. A copy of the press release announcing the closing of the merger transaction is filed as Exhibit 99 to this Form 8-K.

         AVECOR develops, manufactures and markets specialty medical devices for heart/lung bypass surgery and long-term respiratory support.


Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired:

                  Not required.

         (b)      Pro Forma Financial Information:

                  Not required.

         (c)      Exhibits:

                  See Exhibit Index on page following Signatures.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MEDTRONIC, INC.


Date:  March 11, 1999                      By /s/ Ronald E. Lund
                                              Ronald E. Lund
                                              Senior Vice President, General
                                              Counsel and Secretary

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                  EXHIBIT INDEX

                                       to

                                    FORM 8-K


                                 MEDTRONIC, INC.




Exhibit Number    Exhibit Description

         2 Agreement and Plan of Merger dated July 12, 1998, by and among Medtronic, Inc., AVECOR Cardiovascular, Inc. and AC Merger Corp.--incorporated by reference to Exhibit 2 to the Registrant's Registration Statement on Form S-4, Reg. No. 333-62305.

         99       Press release dated March 8, 1999.